Exhibit 5

[Letterhead of Womble Carlyle Sandridge & Rice, LLP]

April 4, 2014

Chanticleer Holdings, Inc.

11220 Elm Lane, Suite 203

Charlotte, North Carolina 28277

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Chanticleer Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”), related to the potential resale from time to time by certain stockholders of the Company (the “Selling Stockholders”) of up to 1,750,544 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Shares include 875,272 shares of Common Stock held by Selling Stockholders and 875,272 shares (the “Warrant Shares”) of Common Stock issuable to Selling Stockholders upon exercise of outstanding warrants issued on January 31, 2014 (the “Warrants”). This opinion is provided pursuant to the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission.

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Shares, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company. We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the resale of any Shares; (ii) if necessary, a prospectus supplement will have been prepared and filed with the Commission describing any Shares offered thereby or any Selling Stockholders; (iii) all Shares will be sold in the manner stated in the Registration Statement and, if necessary, the applicable prospectus supplement; and (iv) at the time of the offering, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Shares.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that:

1.	The Shares (other than the Warrant Shares) are validly issued, fully paid and nonassessable.

2.	The Warrant Shares have been duly authorized and, when issued upon exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and nonassessable.

This opinion is limited to the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters” in the prospectus included as a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Carlyle Sandridge & Rice, a Limited Liability Partnership